Lock-up Agreement 03/24/03

LOCK UP AGREEMENT

THIS LOCK UP AGREEMENT (hereafter referred to as “Agreement”) is dated this 18th day of April ,2003.

BETWEEN:  Gary R. Schell , (hereinafter referred to as the “Founder”) AND:

CALIFORNIA NEWS TECH, a Nevada corporation, located at 529 Buchanan Street, San Francisco, California 94102 (hereinafter referred to as the “Company”)

WHEREAS:

A.    Founder has received a significant quantity of common shares of the Company as part of their efforts to found the Company; and

B.    The Company is preparing to register common shares for trading on a national market such as the OTCBB or BBX.

C.   Were Founder, and other persons holding large quantities of Company stock, to sell a large number of their shares in a short period of time, this could seriously affect the stability of the market for the Company’s stock and the market price.

D.    It is in the best interests of the Company to create and maintain a strong market and share price for its stock.

NOW THEREFORE in consideration of the foregoing, Founder hereby agrees as follows:

1. That Founder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of more than 20% per year of their currently held Founders shares of CALIFORNIA NEWS TECH common stock from the date of this Agreement

2. That FOUNDER shall execute an Escrow Agreement in order to carry out the purpose of this Agreement; and

3.That FOUNDER shall immediately transfer to the Escrow Agent any and all acquired shares of the Company designated within this Agreement.

IN WITNESS WHEREOF the parties here to have executed this Agreement effective the day and year first above written.

/s/ Gary R. Schell                                     /s/ Marian Munz
Name:                                                      Company: CALIFORNIA NEWS TECH.
FOUNDER                                              By: Name Marian Munz

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